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                                                                    EXHIBIT 1(B)

                       THE COMMONWEALTH OF MASSACHUSETTS
                            MICHAEL JOSEPH CONNOLLY
                         SECRETARY OF THE COMMONWEALTH
                           STATE HOUSE - BOSTON, MA

SUPPLEMENT TO THE DECLARATION OF TRUST
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    We, Arthur S. Loring, Trustee and Smart E. Fross, Trustee of

                               The Masters Group
                             82 Devonshire Street
                         Boston, Massachusetts  02109

do hereby certify that, in accordance with Article XII, Section 7 of the Declaration of Trust of The Masters Group, the following Supplement to said Declaration of Trust was duly adopted.

VOTED: That the Declaration of Trust made March 6, 1992 be and it hereby is, amended as follows:

     That Article I, Section 1 of the Declaration of Trust of this Trust shall be amended to read as follows:

     "This Trust shall be known as 'The Masters Group of Mutual Funds'."

     That Article 1, Section 2(b) of the Declaration of Trust of this Trust shall be amended to read as follows:

     "The 'Trust' refers to 'The Masters Group of Mutual Funds'."

The foregoing supplement to the Declaration of Trust became effective April 24, 1992 so long as this Supplement is filed in accordance with Chapter 182, Section 2, of the General Laws.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 18th day of May, 1992.


/s/__________________                        /s/__________________
   Arthur S. Loring                             Stuart E. Fross
   Trustee                                      Trustee
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FIDELITY INVESTMENTS

Fidelity Management & Research Co.
82 Devonshire Street
Boston MA 02109
617-570-7000



August 24, 1992

The Masters Group of Mutual Funds
82 Devonshire Street
Boston, MA 02109

Gentlemen:

Please be advised that the 100,000 shares of the beneficial interest of The Masters Group of Mutual Funds which we have today purchased from you were purchased by Fidelity Management & Research Company as an investment with no present intention of redeeming or reselling such shares.



Very truly yours,


/s/_____________________
Arthur S. Loring
Vice President and
General Counsel